EXHIBIT 10.11

                            NEAH POWER SYSTEMS, INC.

                      LONG TERM INCENTIVE COMPENSATION PLAN

                             STOCK OPTION AGREEMENT

                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)



         Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Neah Power Systems, Inc., a Nevada corporation, ("Company") has granted you an option under its Long Term Incentive Compensation Plan (the "Plan") to purchase the number of shares of the Company's common stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

     1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Service unless such termination is on account of your death or Disability, in which case the Committee may, in its sole discretion, provide that the option will become fully vested.

     2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of common stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time as provided in Sections 16 and 17 of the Plan.

     3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in your Grant Notice (I.E., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

          (A) a partial exercise of your option shall be deemed to cover first vested shares of common stock and then the earliest vesting installment of unvested shares of common stock;

          (B) any shares of common stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

          (C) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

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          (D) if your option is an incentive stock option,  then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of common stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

     4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price (i) in cash or by check or by (ii) tendering previously acquired shares (held for at least six months to the extent necessary to avoid any variable accounting on such option) or purchased on the open market and having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, or (iv) in any other manner permitted by your Grant Notice, provided, that payment of the common stock's "par value," as defined in the Nevada General Corporation Law, shall not be made by deferred payment.

     5. WHOLE SHARES. You may exercise your option only for whole shares of common stock.

     6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of common stock issuable upon such exercise are then registered under the Securities Act or, if such shares of common stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

     7. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the date of grant and expires upon the earliest of the following:

          (A) three (3) months after the termination of your Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the expiration date or until it shall have been exercisable for an aggregate period of three
(3) months after the termination of your Service;

          (B) twelve (12) months after the termination of your Service due to your Disability;



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          (C)  eighteen  (18) months  after your death if you die either  during your Service or within three (3) months after your Service terminates;

          (D) the expiration date indicated in your Grant Notice; or

          (E) the day before the tenth (10th) anniversary of the date of grant.

         If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a consultant or director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

     8. EXERCISE.

          (A) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (B) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of common stock are subject at the time of exercise, or (3) the disposition of shares of common stock acquired upon such exercise.

          (C) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of common stock are transferred upon exercise of your option.

          (D) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of common stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the




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underwriter(s)  that are consistent  with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of common stock until the end of such period.

     9. TRANSFERABILITY. Your option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you or, in the event of Disability, by your personal representative. In the event of your death, your option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the option shall pass by will or the laws of descent and distribution.

     10. RIGHT OF FIRST REFUSAL. Shares of common stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date that the common stock first becomes traded on an established securities market.

     11. RIGHT OF REPURCHASE. To the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of common stock you acquire pursuant to the exercise of your option.

     12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

     13. WITHHOLDING OBLIGATIONS.

          (A) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

          (B) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of common stock otherwise issuable to you upon the exercise of your option a number of whole shares of common stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely



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election  under  Section  83(b) of the Code,  covering the  aggregate  number of shares of common stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of common stock shall be withheld solely from fully vested shares of common stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

          (C) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of common stock or release such shares of common stock from any escrow provided for herein.

     14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.



NEAH POWER SYSTEMS, INC.                   GRANTEE:




By:
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Signature                                  Signature

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